UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
SUN HYDRAULICS CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction Of incorporation)	0-21835 (Commission File Number)	59-2754337 (IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida (Address of principal executive offices)	34243 (Zip Code)
Registrant’s telephone number, including area code 941-362-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On December 9, 2005, the Compensation Committee of the Registrant approved annual salary increases for three of the Registrant’s executive officers, effective January 1, 2006, as follows: Allen J. Carlson, President and Chief Executive Officer ($312,000); Jeffrey Cooper, Engineering Manager ($156,000); Richard J. Dobbyn ($162,500), and Peter G. Robson, General Manager of Sun Hydraulics Limited (£85,917, equivalent to $151,583 translated to U.S. Dollars using the current exchange rate).
     Also on December 9, 2005, the Compensation Committee awarded stock options under the Registrant’s 1996 Stock Option Plan to Allen J. Carlson to purchase 4,498 shares of the Registrant’s common stock for $18.41 per share, the closing price of the stock on the date of grant. Such stock options will vest over 5 years as follows: 899 shares on each of December 9, 2006 and 2007, and 900 shares on each of December 9, 2008, 2009 and 2010. The stock options will terminate on December 9, 2012. All of such stock options were awarded pursuant to a Stock Option Agreement in the form filed with the Commission as Exhibit 10.12 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 25, 2004.
     On December 9, 2005, the Compensation Committee also awarded an aggregate of 25,824 shares of Restricted Stock to employees of the Registrant under the Registrant’s 2001 Restricted Stock Plan. All of such shares of Restricted Stock will vest in three equal installments over three years, beginning December 9, 2006, provided that the employee is then employed by the Registrant or one of its subsidiaries. There are no specific performance goals or business criteria that must be met for the employees to receive such shares. All of such shares of Restricted Stock were awarded pursuant to a Restricted Share Agreement in the form filed as Exhibit (d)(2) to the Registrant’s Schedule TO filed with the Commission on June 12, 2001. Included in such awards of Restricted Stock were the award of 4,890 shares to Allen J. Carlson and 816 shares to Jeffrey Cooper.
     Also on December 9, 2005, the Compensation Committee awarded deferred cash bonuses to foreign employees who do not participate in the Company’s 2001 Restricted Stock Plan. Such bonuses are tied to the value of the Registrant’s common stock and constitute phantom stock under the rules of the SEC. The Committee awarded foreign employees 9,519 phantom shares, each of which represents the value of a share of the Registrant’s common stock. The grants will vest in three equal installments over three years, beginning on December 9, 2006. On each of such dates, so long as the employee is then employed by the Registrant or one of its subsidiaries, the Registrant will pay to the employee an amount equal to the closing bid price for a share of the Registrant’s common stock on such date multiplied by the number of phantom shares vesting on such date, converted at the then current exchange rate into the foreign currency in which the employee is paid, less any required tax withholding. The vested phantom shares will be canceled upon such payment. There are no specific performance goals or business criteria that must be met for the employees to receive such payments. All unvested phantom stock will be cancelled upon the termination of the employee’s employment. The bonuses were awarded pursuant to a Performance Share Agreement in the form filed with the Commission as Exhibit 99.1 to the Registrant’s Form 8-K filed on December 16, 2004. Included in such grants was a grant of 1,359 phantom shares to Peter G. Robson, General Manager of Sun Hydraulics Limited, a subsidiary of the Registrant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION
By:	/s/ Richard J. Dobbyn
Richard J. Dobbyn
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: December 15, 2005